Exhibit 99.1

Insulet Appoints Jim Hollingshead to Board of Directors

ACTON, Mass. - July 31, 2019 -- Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced that Jim Hollingshead, Ph.D., has been appointed to the Company’s Board of Directors, effective immediately.

Dr. Hollingshead is President of the Sleep business at ResMed (NYSE: RMD), a pioneer in cloud connected medical devices focused on the treatment of sleep related breathing disorders. He brings to the Insulet Board a unique combination of digital strategy and transformation expertise, as well as global corporate leadership and consulting experience in the biotech and life sciences sector. As the President of ResMed’s Sleep business, Dr. Hollingshead led ResMed’s transformation from a traditional medical hardware technology business to a SaaS-based digital solutions and services business, making ResMed a world-leading tech-driven medical device and software company. Under his leadership, ResMed’s Sleep business has dramatically expanded the scope and adoption of digital solutions in the treatment of sleep apnea around the globe and is pioneering the use of real world data and advanced analytics for the improvement of patient care.

“We are excited to welcome a leader with Jim’s expertise to the Insulet Board,” said Timothy Scannell, Chairman of Insulet’s Board of Directors. “Jim brings a track record of meaningful digital innovation and transformation in the medical device space, with deep experience in digitally-centric product development to not only better serve users, but expand growth opportunities. This experience is particularly relevant and complementary to Insulet, as we harness the power of technology and data to improve the lives of those living with diabetes.”

About Jim Hollingshead, Ph.D.:

Jim Hollingshead, Ph.D., is President of the Sleep business for ResMed, a global medical technology company with over nine million cloud-connectable devices for daily remote patient monitoring. From 2011 to 2017, Dr. Hollingshead held numerous positions at ResMed, including President, Americas, Chief Strategy Officer, and President, Ventures & Initiatives. Prior to joining ResMed, Dr. Hollingshead spent nearly two decades in strategy consulting across a wide range of industries including biotech, high-tech, and telecommunications. Previously, he was a senior partner in the Strategy and Life Sciences practices at Deloitte Consulting and also served as Managing Partner at Monitor Group, a U.S. strategy consulting firm, including serving in various global roles, including Founder and Managing Partner and European Marketing Strategy Practice in the U.K. and Office Managing Partner in Istanbul.

Dr. Hollingshead serves on the Board of SleepScore Labs, a joint venture between ResMed, Pegasus Capital and Oz Media. He holds a Bachelor of Arts in History and International Relations with Highest Distinction from Stanford University, and a Master’s Degree and Ph.D. in Political Science from the University of California, Berkeley, where he was awarded a graduate student Fellowship by the National Science Foundation.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas.

For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission in February 2019 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

© 2019 Insulet Corporation. Omnipod, and the Omnipod logo are trademarks or registered trademarks of Insulet Corporation. All other trademarks are the property of their respective owners. All rights reserved.

Investor Relations and Media Contact:
Deborah R. Gordon, 978-600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com